UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, Fl15 New York, NY	10105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (347) 905 5663

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CBMG	The Nasdaq Global Select Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On August 27, 2019, Cellular Biomedicine Group, Inc. (the “Company”) entered into a Facility Improvement and Process Validation Agreement (the “Agreement”) with Duke University (“Duke”), which became effective on August 26, 2019 (the “Effective Date”). Pursuant to the Agreement, Duke agreed to conduct and the Company agreed to fund a project (the “Project”) relating to a clinical trial of tumor infiltrating lymphocytes (TIL cells). In consideration of Duke’s performance of the Project, the Company agreed to pay Duke a fixed fee within 45 days of the Effective Date, which shall be used for the purposes of improving certain biological manufacturing facility at Duke in connection with the Project and future research projects funded by the Company.

Pursuant to the Agreement, the Project will commence on the Effective Date and terminate upon the earlier of the completion of the Project and 24 months from the Effective Date (the “Term”). The Agreement also provides that the Project shall be overseen by certain investigator designated by the parties.

The Agreement will continue until the completion of the Project or the expiration of the Term, whichever is sooner. Either party may terminate the Agreement by giving the other party a 30-day written notice in advance if (i) the other party breaches the Agreement and such breach remains uncured for 30 days or (ii) if the investigator designated by the parties is unable to complete the Project and the parties are unable to agree upon a successor. Either party may also terminate the Agreement if the other party engages in fraudulent or illegal activities during the performance of the Project. In the event of early termination, the Company has agreed to compensate Duke for all uncompensated milestones already met and portions of each milestone undertaken but not met prior to the date of the written notice of termination of the Project on a pro-rata basis.

The Agreement also contains customary confidentiality and indemnification provisions.

The foregoing descriptions of the Agreement are only a summary and are qualified in their entirety by reference to the Agreement, a copy of which is filed herewith as Exhibits 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

10.1         Facility Improvement and Process Validation Agreement, dated August 27, 2019, by and between the Company and Duke University *

 *Confidential treatment is requested for portions of this exhibit pursuant to 17 CFR Section 240.246-2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: August 29, 2019	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer

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